Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 3  to the registration statement on Form S-1 (File No. 333-185470) (the “Registration Statement”) of our report dated March 30, 2015, relating to the consolidated financial statements of Micronet Enertec Technologies Inc. as of  December 31, 2014, and of our report dated July 17, 2014, accompanying the audited carve-out financial statements of the Vehicle Business of Beijer Electronics Inc. as of  December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the Registration Statement and the related prospectus.

/s/ Ziv Haft Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel
March 30, 2015